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                AMERICAN FREIGHTWAYS CORPORATION
                      AMENDED AND RESTATED
        ELECTED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                           SECTION 1

     1. This 1995 Non-Employee Director Stock Option Plan (the "Plan") as last amended and restated in July, 1998 is intended to attract and retain the services of a non-employee director ("Director") of American Freightways Corporation (the "Company"), for the benefit of the Company and its shareholders and to provide additional incentive for such persons to continue to work for the best interests of the Company and its shareholders.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     3. ELIGIBILITY. Each person who shall have been elected a director of the Company at its annual meeting of stockholders shall automatically be granted options to purchase 6,000 shares of the Company's common stock (subject to further adjustment as provided herein) on the date such person is initially elected to the Board (but not on subsequent election dates) and on each succeeding first day in February (beginning February 1, 1998), provided, that such automatic option grants shall be made only if the recipient director (i) is not otherwise an employee of the Company or any subsidiary on the date of grant, (ii) is a member of the Board of Directors on the date such option is granted.

     The dates on which options are granted hereunder are referred to herein as the "Grant Date." No person may receive more than one option grant in any calendar year under the Plan.

     All options granted to any Directors under this Section 1 shall vest at the rate of 33.3% per year beginning on the first anniversary of the Grant Date, except as otherwise provided in
Section 2.

     4. SHARES OF STOCK SUBJECT TO THE PLAN. The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 150,000 shares of Common Stock, unless an adjustment is required in accordance with Section 3.

     5. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may, insofar as permitted by law, from time to time, suspend or terminate the Plan or revise or amend it in
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any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition no such amendment shall be effective without shareholder approval if such approval is required in order to assure the Plan's continued qualification under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Plan's provisions regarding the formula for determining the amount, exercise price, and timing of options to be granted under the Plan shall in no event be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended.

     6. EXPIRATION OF PLAN. Options may be granted under the Plan until February 1, 2003. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.

     7. NONASSIGNABILITY. No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. Except as provided in Section 2, during the lifetime of the optionee, the option shall be exercisable only by him or her, and no other person shall acquire any rights therein.

     8. WITHHOLDING TAXES. Whenever shares of Common Stock are to be issued under the Plan, the Company shall, at its option, require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     9. DEFINITION OF "FAIR MARKET VALUE". For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option shall be the mean:

     If the Shares of the Company are listed on a national securities exchange (including the New York, American or NASDAQ National Market System) in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale prices per share of such Shares of the Company on such national securities exchange in the United States on such date, as published by the Wall Street Journal or other reliable publication, but if the Shares of the Company are not traded on such date or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of such high and low sale prices on the last preceding date on which such exchange shall have been open for business and the Shares of the Company were traded. If the Shares of the Company are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine, in its discretion, which national securities exchange shall be used for the purpose of determining the fair market value per Share.
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     If at any date any Option is granted a public market exists for the Shares of the Company but such Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for such Shares of the Company in the United States on the date such Option is granted. If there are no bid and asked quotations for such Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for such Shares of the Company on the closest date preceding the date such Option is granted, for which such quotations are available.


                           SECTION 2
                         STOCK OPTIONS

     1. AWARD OF STOCK OPTIONS. Awards of stock options shall be made under the Plan under all the terms and conditions contained herein. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the recipient, which option agreements shall comply with and be subject to the terms and conditions of the Plan. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

     2.   TERM OF OPTIONS AND EFFECT OF TERMINATION.
Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

     In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.

     3. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall from time to time determine, which agreements shall comply with the following terms and conditions.

     A. Number of Shares. Each option agreement shall state the number of shares to which the option pertains.

     B. Option Price. Each option agreement shall state the option price per share (or the method by which such price shall be computed), which shall be equal to 100% of the Fair Market Value of a share of the Common Stock on the date such option is granted.
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     C.   Medium and Time of Payment.  The option price shall be
payable upon the exercise of an option in the legal tender of the United States. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

     D. Exercise of Options. Except as otherwise specifically provided herein, options granted under the Plan shall vest and become exercisable in 33.3% increments per year, beginning on the first anniversary of the Grant Date of the Option.

     To the extent that an option has become exercisable and subject to the restrictions and limitations set forth in this Plan and any option agreement, it may be exercised in whole or such lesser amount as may be authorized by the option agreement. If exercised in part, any vested, unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as provided herein.

     E. Termination of Director. If an optionee ceases to be a director for any reason other than (a) his death or disability or
(b) his decision not to stand for reelection as director at the expiration of his term, any option held by such person may be exercised at any time within 90 days after the date on which such person ceased to be a director, but only to the extent the option was vested and exercisable at such date.

     If an optionee declines to stand for reelection as director at the expiration of his term, or if an optionee becomes disabled prior to the expiration of his term, any vested or unvested options held by such person as of the date of term expiration or disability, as the case may be, shall continue to be subject to this agreement for vesting, exercise and expiration purposes.

     If an optionee dies prior to the expiration of his term as director (or dies after declining to stand for reelection or after becoming disabled while serving pursuant to the preceding paragraph), any unvested option held by such person shall immediately become fully vested and exercisable on the date of death, and any option held by such director, whether vesting on or before the date of his death, may be exercised at any time by such person's estate within one year after the date of death, unless earlier terminated by lapse of time as provided in Subsection 2 of Section 2.

     F. Death or Disability of Optionee. Any such option granted hereunder may be exercised by the optionee's guardian in the case of a disabled optionee, or by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution.
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                           SECTION 3
             RECAPITALIZATIONS AND REORGANIZATIONS

     The number of shares of Common Stock covered by the Plan, the number of shares and price per share of each outstanding option, and the number of shares subject to each grant provided for in Section 1 hereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

     If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, merger or consolidation will cause outstanding options to terminate, optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his option in whole or in part without regard to any limitations on the exercisability of such option other than the expiration date of the option.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.


                           SECTION 4
                    MISCELLANEOUS PROVISIONS

     1. RIGHTS AS A SHAREHOLDER. An optionee or a transferee of an option as such shall have no rights as a shareholder with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Subsection 8 of Section 1) by the Company.

     2. PURCHASE FOR INVESTMENT. Unless the shares of Common Stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall be under no obligation to issue any shares of Common Stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares of Common Stock issued to him pursuant
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to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

     3. OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Board shall deem advisable.

     4.   APPLICATION OF FUNDS.  The proceeds received by the
Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

     5. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise such option.


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           I, Will Garrison, Secretary of American Freightways
Corporation, certify that the foregoing is a true and correct copy of the American Freightways Corporation Amended and Restated Elected Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the corporation on July 15, 1998.

                                          /s/Will Garrison